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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-44980, 333-94503, and 333-38151) of
Cholestech Corporation of our report dated April 20, 2001, except as the settlement described in the fourth paragraph of Note 5 which is as of June 14, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
San Jose, CA
June 25, 2001